SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

DEBT RESOLVE, INC.
(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

DEBT RESOLVE, INC.
1133 Westchester Avenue, Suite S-223
White Plains, New York 10604

INFORMATION STATEMENT

DECEMBER 4, 2015

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ACTIONS, DEFINED BELOW, HAVE ALREADY BEEN APPROVED BY WRITTEN CONSENT OF HOLDERS OF A MAJORITY OF THE OUTSTANDING COMMON STOCK OF THE COMPANY. A VOTE OF THE REMAINING STOCKHOLDERS IS NOT NECESSARY.

General

This Information Statement is first being furnished on or about December 4, 2015 to stockholders of record as of the close of business on December 1, 2015 (the "Record Date") of the Common Stock, par value $0.001 per share (the "Common Stock"), of Debt Resolve, Inc. in connection with the following (together, the "Actions"):

1.	Amendment of the Certificate of Incorporation increasing the number of authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares; and

2.	Grant of discretionary authority to the Board of Directors to change the corporate name of Debt Resolve, Inc.

The Board of Directors has approved, and the current and certain former executive officers and directors of Debt Resolve and five other stockholders with pre-existing relationships with Debt Resolve and/or such executive officers and directors (the "Consenting Stockholders"), representing 52,569,985 shares out of 104,612,082 shares of Common Stock outstanding as of November 23, 2015, have consented in writing to the Actions. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding Common Stock and are sufficient under the Delaware General Corporation Law and Debt Resolve's By-Laws to approve the Actions. Accordingly, the Actions will not be submitted to the other stockholders of Debt Resolve for a vote and this Information Statement is being furnished to stockholders to provide them with certain information concerning the Actions in accordance with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations promulgated thereunder, including Regulation 14C.

This Information Statement contains forward-looking statements which involve risks and uncertainties. Debt Resolve's actual results may differ significantly from the results discussed in the forward-looking statements.

Debt Resolve will pay all costs associated with the distribution of the Information Statement, including the costs of printing and mailing. Debt Resolve will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

FOR ADDITIONAL INFORMATION ABOUT DEBT RESOLVE, REFERENCE IS MADE TO DEBT RESOLVE'S ANNUAL REPORT ON FORM 10K.

The principal executive offices of Debt Resolve are located at 1133 Westchester Avenue, Suite S-223, White Plains, New York 10604, and its telephone number is (914) 949-5500.

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AMENDMENT TO THE CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation of Debt Resolve (the "Authorized Shares Amendment") to increase the authorized shares of Common Stock from 200,000,000 shares to 500,000,000 shares. The text of the Authorized Shares Amendment is attached as Appendix A and is incorporated herein by reference.

As of November 23, 2015, there were 104,612,082 shares of Common Stock outstanding. Additionally, there were 15,342,434 shares reserved for issuance pursuant to the exercise of stock options, 73,738,000 shares reserved for issuance pursuant to the exercise of outstanding warrants, 7,385,000 shares reserved for issuance pursuant to the exercise of outstanding preferred stock warrants and the subsequent conversion of such preferred stock to Common Stock, and 42,555,000 shares issuable upon the conversion of Debt Resolve's convertible preferred notes. Other than stated above, Debt Resolve has not entered into any agreements or understandings for the issuance of additional shares of Common Stock.

The Board of Directors has deemed it advisable and in the best interests of Debt Resolve to amend Article IV of the Certificate of Incorporation to increase the authorized number of shares of Common Stock to 500,000,000 shares. The purpose of such increase is to place Debt Resolve in a position where it will continue to have a sufficient number of shares of authorized and unissued Common Stock which can be issued for or in connection with such corporate purposes as may from time to time be considered advisable by the Board of Directors. Having such shares available for issuance in the future will give Debt Resolve greater flexibility and will allow such shares to be issued as determined by the Board of Directors of Debt Resolve without the expense and delay of a special stockholders' meeting to approve such additional authorized capital stock. Such corporate purposes could include, without limitation: (a) issuances in connection with any desirable acquisitions which may be presented to Debt Resolve, (b) payments of stock dividends, (c) issuances of Common Stock upon the exercise of stock options granted under the Debt Resolve 2005 Incentive Compensation Plan or in connection with other employee benefit plans, (d) issuances of Common Stock upon the conversion of any preferred stock, the exercise of warrants or the conversion of other securities convertible into Common Stock which may be outstanding from time to time, and (e) issuances in connection with an offering to raise capital for Debt Resolve.

The authorized shares of Common Stock and preferred stock in excess of those presently issued will be available for issuance at such times and for such purposes as the Board of Directors may deem advisable without further action by the stockholders, except as may be required by the Certificate of Incorporation and applicable laws and regulations. Any future issuances of shares will be subject to the rights of holders of shares of any then outstanding preferred stock.

The Authorized Shares Amendment may have the result of making it more difficult for any person or group of persons, other than the current principal stockholders and management, to acquire control of Debt Resolve by expanding the ability of Debt Resolve to issue shares and thereby dilute the voting power of any person or group that might accumulate shares in order to attempt to effect a change in control. Although the Authorized Shares Amendment might have this effect, the Authorized Shares Amendment has been proposed by the Board of Directors for the reasons set forth above and not for anti-takeover reasons. Debt Resolve is not aware of any present effort to accumulate shares of Common Stock or to attempt to change control of Debt Resolve. Debt Resolve has no present plans to issue additional shares of Common Stock to any of the current principal stockholders, executive officers, directors or any other person or entity, except under Debt Resolve's 2005 Incentive Compensation Plan or pursuant to the conversion or exercise of outstanding preferred stock, warrants and convertible securities.

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The Authorized Shares Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur on or about December 24, 2015. Under federal securities law, Debt Resolve cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

APPROVAL OF CORPORATE NAME CHANGE

The Board of Directors has unanimously adopted and the Consenting Stockholders have approved an amendment to the Certificate of Incorporation of Debt Resolve (the "Name Change Amendment") to amend the corporate name of Debt Resolve, Inc. to a name chosen by the Board of Directors in its sole discretion. The text of the Name Change Amendment is attached as Appendix B and is incorporated herein by reference.

The Board of Directors has deemed the Name Change Amendment advisable and in the best interests of Debt Resolve. The purpose of the Name Change Amendment is to more accurately reflect the business lines in which Debt Resolve is currently operating and the additional complementary business lines into which Debt Resolve may enter in the future. A new corporate name accurately reflecting the business lines being operated and contemplated will decrease confusion in the marketplace and assist management in marketing the company. The discretion granted to the Board of Directors to choose a new name will provide the Board of Directors the time and ability to assess the acceptance of a new name in the marketplace and to accurately reflect all current and future business lines. Debt Resolve has no plans to enter into a business that is not generally complementary and compatible with its historical debt resolution business.

The change in corporate name will not affect the status of the company or the rights of any stockholders in any respect, or the validity or transferability of stock certificates presently outstanding. The company's stockholders will not be required to exchange stock certificates solely to reflect the new name. If a physical certificate represents a stockholder's shares of Common Stock currently, that certificate will continue to represent such stockholder's ownership of such shares. It will not be necessary for stockholders to surrender stock certificates bearing the company's former corporate name. When physical certificates are presented for transfer in the ordinary course, new certificates bearing the new corporate name will be issued.

The Name Change Amendment will become effective upon the filing of a certificate of amendment relating thereto with the Secretary of State of the State of Delaware, which will occur at such time as the Board of Directors, in its sole discretion, determines a new name for the company. Under federal securities law, Debt Resolve cannot file the certificate of amendment until at least 20 days after the mailing of this Information Statement.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Persons Entitled to Notice

The Record Date for the determination of the stockholders entitled to notice of and to consent to the Actions has been fixed as of the close of business on December 1, 2015. As of November 23, 2015, there were 104,612,082 shares of Common Stock outstanding, each of which was entitled to one vote. As of November 23, 2015, there were no shares of preferred stock outstanding.

Since the actions have been duly approved by the Consenting Stockholders holding a majority of the outstanding Common Stock, approval or consent of the remaining stockholders is not required and is not being solicited hereby or by any other means.

The Delaware General Corporation Law does not provide for dissenters rights in connection with the adoption of the Actions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Common Stock as of November 23, 2015 by: (i) each director; (ii) each of the executive officers; (iii) all executive officers and directors of Debt Resolve as a group; and (iv) all those known by Debt Resolve to be beneficial owners of more than 5% of the Common Stock. Unless stated otherwise in the notes to the table, each person named below has sole authority to vote and dispose of the shares shown. Under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended, in calculating percentage ownership, each person named below is deemed to beneficially own securities that such person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of any security, but securities subject to options, warrants or conversion rights owned by others (even if exercisable or convertible within 60 days) are not deemed to be outstanding shares. The address of those individuals for which an address is not otherwise indicated is 1133 Westchester Avenue, Suite S-223, White Plains, New York 10604.

	Beneficial Ownership
	Number of Shares		Percentage of Total
Directors and Executive Officers:
William M. Mooney, Jr	10,034,855	(1)	9.1%
James G. Brakke	4,417,000	(2)	4.1%
Gary B. Martin	62,356,300	(3)	42.6%
Stanley E. Freimuth	8,626,685	(4)	8.1%
Raymond Conta	6,750,000	(5)	6.1%
Sean Q. Lucero	250,000	(6)	*
All directors and executive officers (6 persons)	92,434,840	(7)	56.1%

__________________

*	Less than one percent of outstanding shares.

(1)

Includes stock options to purchase 3,272,500 shares of common stock. Also includes warrants to purchase 2,587,500 shares of common stock. On an outstanding voting basis, Mr. Mooney owns or controls 4,174,855 shares of common stock, which represent 4.0% of the total shares.

(2)

Includes stock options to purchase 1,700,000 shares of common stock. Also includes warrants to purchase 1,525,000 shares of common stock. On an outstanding voting basis, Mr. Brakke owns or controls 1,192,000 shares of common stock, which represent 1.1% of the total shares.

(3)

Includes 41,700,500 warrants to purchase shares of common stock. On an outstanding voting basis, Mr. Martin owns or controls 20,655,800 shares of common stock, which represent 19.8% of the total shares.

(4)

Includes stock options to purchase 2,000,000 shares of common stock. Also includes warrants to purchase 500,000 shares of common stock. On an outstanding voting basis, Mr. Freimuth owns or controls 6,126,685 shares of common stock, which represent 5.9% of the total shares.

(5)	Includes stock options to purchase 4,750,000 shares of common stock. Also includes warrants to purchase 2,000,000 shares of common stock. On an outstanding voting basis, Mr. Conta owns no shares.

(6)	Includes stock options to purchase 250,000 shares of common stock. On an outstanding voting basis, Mr. Lucero owns no shares.

(7)	On a common stock issued and outstanding voting basis, all directors and executive officers as a group own 30.7% of the total shares.

By Order of the Board of Directors,

December 4, 2015	By:	/s/ Stanley E. Freimuth
Stanley E. Freimuth
Chief Executive Officer

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FORM 10-K

A copy of Debt Resolve's Annual Report on Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Stanley E. Freimuth, Chief Executive Officer, Debt Resolve, Inc., 1133 Westchester Avenue, Suite S-223, White Plains, New York 10604.

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APPENDIX A

RESOLVED, that Article IV of the Certificate of Incorporation of Debt Resolve, Inc. be amended to read in its entirety as follows:

"The total number of shares of capital stock which the Corporation has authority to issue is five hundred ten million (510,000,000) shares, of which (i) five hundred million (500,000,000) shares shall be designated Common Stock, having a par value of $0.001 per share, and (ii) ten million (10,000,000) shares shall be designated Preferred Stock, having a par value of $0.001 per share. The Board of Directors shall have authority to fix by resolutions the designations and powers, voting rights, preferences, conversion and other rights and the qualifications, limitations or restrictions of such Preferred Stock, including the number of shares of any series, to the full extent permitted by the Delaware General Corporation Law."

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APPENDIX B

RESOLVED, that Article I of the Certificate of Incorporation of Debt Resolve, Inc. be amended to read in its entirety as follows:

"The name of this corporation is _____________."

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